UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 16, 2020
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, the Board of Directors of Renasant Corporation (the “Company”) adopted an amendment to the Company’s Deferred Stock Unit Plan (“DSU Plan”), effective January 1, 2021. The DSU Plan permits directors, executive officers and other key employees of the Company to voluntarily defer compensation; deferred amounts are applied to the acquisition of units, each such unit representing a share of the Company’s $5.00 par value per share common stock (“Common Stock”).

The amendment to the DSU Plan reserves an additional 150,000 shares of Common Stock for issuance under the plan. Upon the January 1, 2021 effective date of the amendment, an aggregate of 467,500 shares of Common Stock will have been reserved for issuance under the plan, with 172,000 remaining available for issuance.

The amendment to the DSU Plan is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

Exhibit Number	Description of Exhibit
10.1	Amendment No. 5 to the Renasant Corporation Deferred Stock Unit Plan
104	The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: December 18, 2020	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer